Exhibit 1.

Alpha Pro Tech

L T D.

ALPHA PRO TECH, LTD. TO ANNOUNCE 2006 SECOND QUARTER RESULTS ON AUGUST 8, 2006

FOR IMMEDIATE RELEASE

Company Contact:	Investor Relations Contact:
Alpha Pro Tech, Ltd.	Hayden Communications, Inc.
Al Millar/Donna Millar	Matthew Hayden
905-479-0654	858-704-5065
e-mail: ir@alphaprotech.com	e-mail: matt@haydenir.com

NOGALES, ARIZONA — August 3, 2006 — Alpha Pro Tech (AMEX: APT; CHX:APT), a leading manufacturer of products designed to protect people, products and environments, including disposable protective apparel and construction supply weatherization products, announced today that it will be reporting results for the second quarter on August 8, 2006 after the close of the market.

A conference call and live webcast will take place at 4:30 p.m. Eastern Time, on Tuesday, August 8, 2006. Anyone interested in participating should call 888-802-8577 if calling within the United States or 973-935-2981 if calling internationally. There will be a playback available until August 15, 2006. To listen to the playback, please call 877-519-4471 if calling within the United States or 973-341-3080 if calling internationally. Please use pin number 7684040 for the replay.

This call is being web cast by ViaVid Broadcasting and can be accessed at Alpha Pro Tech’s website at www.alphaprotech.com. The web cast may also be accessed at ViaVid’s website at www.viavid.net. The web cast can be accessed until September 8, 2006 on either site.

About Alpha Pro Tech, Ltd.

Alpha Pro Tech, Ltd. develops, manufactures and markets innovative disposable and limited-use protective apparel products for the industrial, clean room, medical and dental markets. In addition, Alpha ProTech Engineered Products, Inc. manufactures and markets a line of construction weatherization products, including building wrap, roof underlayment and mold resistant framing sealant. The Company has manufacturing facilities in Salt Lake City, Utah; Nogales, Arizona; Janesville, Wisconsin; Valdosta, Georgia; and a joint venture in India. For more information and copies of all news releases and financials, visit Alpha Pro Tech’s Website at http://www.alphaprotech.com.

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